May 1, 2003

Dear Employee / Advisory Group Member

                Offer To Exchange Outstanding Options - Reminder

We would like to remind you that the Expiration Date of the Exchange Offer is set for May 7, 2003. Eligible Participants who wish to exchange their Eligible Options for New Options but who have not yet returned their Election Form as described in the Offer documents, must to do so by the May 7th deadline, and in the manner described in the Offer to Exchange and in the Election Form which you previously received.

If you do not submit an Election Form prior to the Expiration Date (or if you submit an incomplete or incorrectly completed form), you will be considered to have rejected the Offer.

If you have already submitted a complete and correct Election Form, please disregard this reminder.

If you need another Election Form or have any questions, please contact the applicable person listed below. Completed and signed Election Forms should be returned by May 7, 2003 to the contact person for you set forth below:

----------------------------------------------------------------------------------------
       Country                 Contact Person            Contact Information
       -------                 --------------            -------------------
----------------------------------------------------------------------------------------
U.S. based employees          Marty Brown          Fax # +1-408-764-3948,
                                                   phone # +1-408-764-3900,
                                                   E-mail mbrown@lumenis.com

                                                   2400 Condensa St.
                                                   Santa Clara, CA 95051
                                                   USA

----------------------------------------------------------------------------------------
European based employees      Jorine Wunneberg     Fax #+31-20-347-5098,
                                                   Phone # +31-20-347-5064,
                                                   E-mail jwunneberg@lumenis.com

                                                   Gondel 1
                                                   1186 MJ Amstelveen
                                                   The Netherlands

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
       Country                 Contact Person            Contact Information
       -------                 --------------            -------------------
----------------------------------------------------------------------------------------
Israel based employees        Arnon Rosenberg      Fax # 04-9599130,
                                                   Phone # 04-9599104,
                                                   E-mail arosenberg@lumenis.com

                                                   Yokneam Industrial Park
                                                   P.O.B. # 240
                                                   Yokneam 20692
                                                   Israel

----------------------------------------------------------------------------------------
Japan based employees         Tomoko Yamada        Fax # +81-3-5789-8426,
                                                   Phone # +81-3-5789-8378,
                                                   E-mail tyamada@lumenis.com

                                                   No. 31 Kowa Bldg.
                                                   3-19-1, Shirokanedai
                                                   Minato-ku, Tokyo 108-0071
                                                   Japan

----------------------------------------------------------------------------------------
China based employees         Eddy Zhang           Fax # +8610-6510-2621,
                                                   Phone # +8610-6510-2620,
                                                   E-mail ezhang@lumenis.com

                                                   Unit 1018, Bright China ChangAn Blvd.
                                                   No. 7 Jianguomen Nei Ave.
                                                   Beijing 100005
                                                   China

----------------------------------------------------------------------------------------
Hong Kong based employees     HC Lee               Fax # + 852-2722-5151,
                                                   Phone # +852-2174-2815,
                                                   E-mail hc.lee@lumenis.com

                                                   Unit Nos. 1517-18, Level 15, Tower II
                                                   Grand Century Place
                                                   193 Prince Edward Road West
                                                   Mongkok, Kowloon
                                                   Hong Kong

----------------------------------------------------------------------------------------

If you previously elected or now elect to participate in the Offer but change your mind, May 7th is also the deadline for submitting a Withdrawal Form, which you have also previously received, to your contact person (from whom additional copies of the Withdrawal Form are available).

Sincerely,

Yossi Gal,
Executive Vice President,
Human Resources


                                     - 2 -